EMPLOYMENT AGREEMENT

                                  May 10, 2001

     The parties to this agreement are Platinum Acquisition Corp., a Texas corporation (the "Company"), and Kevin Ford (the "Executive").

                              W I T N E S S E T H:

     The Executive is an executive officer of Platinum Communications, Inc., a Texas corporation ("Platinum"). Pursuant to the Agreement and Plan of Merger among Direct Insite Corp., a Delaware corporation ("Direct Insite"), the Company, Platinum, the Executive and Ken Tanoury (the "Merger Agreement"),
Platinum will merge with and into the Company. As contemplated by, and as a condition to the closing pursuant to, the Merger Agreement, the Company and the Executive have agreed upon the terms of Executive's employment with the Company.

     It is therefore agreed as follows:

     1.  Employment.  Effective  upon the  Closing  (as  defined  in the  Merger
Agreement), the Company shall employ the Executive, and the Executive hereby accepts such employment by the Company, for the period commencing on such Closing and ending on the third anniversary of the date of such Closing, unless extended or earlier terminated as set forth herein (the "Term").

     2. Positions and Duties. The Executive shall be President -- Billing Services of the Company and shall have responsibility for the billing services operations of the Company consistent with those responsibilities at Platinum prior to the closing of the transactions contemplated by the Merger Agreement. The Executive shall perform his duties pursuant to this section 2 consistent with the directives of the Chief Executive Officer and Board of Directors of the Company, in the best interests of the Company and Direct Insite, to the best of the Executive's ability and in a diligent manner. The Executive shall devote his full skills and efforts and his entire business time during normal office hours to the performance of those duties and to the furtherance of the interests of the Company and Direct Insite. All of such duties and responsibilities shall be subject to policies, guidelines and procedures as may be specified by the Board of Directors of the Company from time to time. All of the Executive's duties hereunder shall be performed in the offices of the Company as currently or in the future located within the Dallas area and he shall not be required to relocate outside the Dallas area; provided that he shall travel from time to time as may be reasonably required in the performance of such duties, and that in the event that such current offices are substantially reduced in size and scope, then the Executive will commute to an alternative location as reasonably requested by the Company at the Company's reasonable expense.

     3. Remuneration.

     (a) The Executive shall receive a base salary of $175,000 per annum, payable in accordance with the Company's customary practice.

     (b) In addition to the bonus referred to in section 3(c) below, the Executive shall be entitled to receive bonuses in the sole discretion of the Board of Directors of the Company.

     (c) The Executive shall earn, in addition to any other compensation pursuant to this Agreement, a bonus with respect to the period from the date of Closing through April 30, 2002 (the "Bonus Period") in an aggregate amount of up to $765,000 (the "Maximum Bonus") as follows:

          (i) The Company shall pay to the Executive, and the Executive shall have earned hereunder, an amount equal to one-third of the Maximum Bonus in the event that both (A) the cash receipts of the Company during the Bonus Period received pursuant to the Company's written agreement with Vitcom Corporation ("Vitcom") in payment under ordinary and arms-length practices for products and/or services actually rendered to Vitcom during the Bonus Period shall equal or exceed $350,000, and (B) the cash receipts of the Company during the Bonus Period from customers of the Company who were not customers of the Company, Platinum or Direct Insite prior to the date hereof (excluding any and all cash receipts from International Business Machines Corporation and its affiliates ("IBM"), and including only such cash receipts from Vitcom to the extent the amount thereof exceeds the aggregate cash receipts of the Company, Platinum and Direct Insite from Vitcom during the one-year period ending on the date hereof) in payment under ordinary and arms-length practices for products and/or services actually rendered during the Bonus Period shall equal or exceed $500,000; and

          (ii) The Company shall pay to the Executive, and the Executive shall have earned hereunder, an amount equal to one-third of the Maximum Bonus in the event that the consolidated gross revenue (excluding any and all revenue associated with the processing of data traffic as contemplated by the Statement of Work of March 2001 with IBM) of Direct Insite (including the Company) during the Bonus Period shall equal or exceed $6.2 million, determined in accordance with Section 3(d) below; and

          (iii) The Company shall pay to the Executive, and the Executive shall have earned hereunder, an amount equal to one-third of the Maximum Bonus in the event that either (A) the consolidated gross revenue (excluding any and all revenue associated with the processing of data traffic as contemplated by the Statement of Work of March 2001 with IBM) of Direct Insite (including the Company) during the Bonus Period shall equal or exceed $7.2 million, determined in accordance with Section 3(d) below, or (B) during the Bonus Period Direct Insite or any of its subsidiaries enters into an arms-length, binding and enforceable contract with IBM with respect to the provision to IBM of billing and rating products and/or services; provided, however, that in the event that one-third of the Maximum Bonus is earned pursuant to this clause (iii) as a result of the satisfaction of clause (B) above, then (x) such one-third of the Maximum Bonus shall not be payable hereunder unless and until a like amount of cash receipts are received by Direct Insite under such contract, and (y) in the event that the portions of the Maximum Bonus contemplated by clauses (i) and (ii) above also are

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
     earned, the Company shall pay to the Executive, and the Executive shall have earned hereunder, at the same time such one-third of the Maximum Bonus is paid, an additional bonus (in excess of the Maximum Bonus) in the amount of $50,000; and

          (iv) Notwithstanding anything to the contrary herein, (A) in no event shall the amount payable pursuant to this Section 3(c) exceed the Maximum Bonus, except as provided in clause (y) of clause (iii) above, and (B) neither Direct Insite nor any of its subsidiaries shall be required to devote any extraordinary expense or resources of a "business development" nature to facilitate the achievement of any of the bonus thresholds referred to in this Section 3(c), it being agreed that such achievements are to be accomplished principally through the efforts of the Executive.

     (d) For purposes of Section 3(c), the consolidated gross revenue of Direct Insite shall be that amount as determined under and in accordance with the terms and provisions of Section 2.4(b) of the Merger Agreement.

     (e) Pursuant to the existing or any subsequent stock option plan (the "Plan") of Direct Insite, promptly following the Closing under the Merger Agreement, the Executive shall receive options (the "Options") to purchase 12,000 shares of the common stock of Direct Insite. The Options shall be non-qualified stock options, exercisable at a price no greater than the fair market value of such common stock on the date the Options are granted. The Options shall vest and become exercisable with respect to one-third of the shares covered thereby on each of the three successive anniversaries of the date hereof during the term hereof in accordance with the terms and provisions of the Plan, as may be amended from time to time, and shall otherwise be subject to the terms and conditions of a stock option contract relating thereto in the form generally used for stock option grants by Direct Insite. Notwithstanding any other term or provision of this Agreement to the contrary, the Executive understands and agrees that upon or after the Executive's termination of employment hereunder for any reason, the Options shall only be exercisable if and to the extent that they had become exercisable before such termination and shall remain exercisable only to the extent provided by the Plan.

     (f) Direct Insite, by its signature below, guarantees performance by Direct Insite of the Company's payment obligations under this section 3.

     4. Benefits; Expenses. During the Term, the Executive (i) shall be entitled to such health, medical, insurance and fringe benefits as are available generally to similar-level employees of the Company (or their counterparts at Direct Insite); and (ii) shall be reimbursed for all reasonable and necessary expenses incurred in connection with the business of the Company, upon the submission of appropriate documentation with respect thereto.

     5. Continuation, Termination, Death and Disability.

     (a) The Term may be extended beyond the initial period set forth in section 1 hereof as mutually agreed upon by the Company and the Executive.

     (b) The Company may terminate this agreement and the Executive's employment hereunder at any time for "Cause", which shall mean (i) the commission of fraud

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

or embezzlement on the part of the Executive,  (ii) a breach by the Executive of section 6 of this agreement, (iii) the conviction of the Executive of, or the pleading by the Executive of guilty or no contest to, (x) any felony or (y) any crime involving moral turpitude on his part and/or (iv) a material failure by the Executive to discharge his duties, responsibilities and obligations under this agreement after the Executive shall have been notified in writing of such failure and shall have had a reasonable time to cure the same. In the event of the termination during the Term by the Company of the Executive's employment hereunder for Cause, the Executive shall be entitled to receive his base salary accrued but not paid through the date of termination; provided that, in the event that such termination is made pursuant to the terms of clause (iv) above, then the Executive also shall be entitled to any bonus earned in accordance with the provisions of Section 3(c) hereof with respect to the year in which such termination occurs up to a maximum amount of $212,500.

     (c) In the event of the death or disability (as determined in accordance with the disability insurance policy then in place and applicable to the Executive or, in the absence of any such policy, as determined in the opinion of a duly licensed physician selected by the Company and reasonably acceptable to the Executive that because of physical or mental illness, the Executive has become substantially unable to perform the duties and responsibilities required of him hereunder for a period of six months) of the Executive during the Term, the Executive's employment shall terminate as of the date of death or the date of notice from the Company to the Executive terminating his employment due to his disability and the Executive's estate or the Executive, as the case may be, shall be entitled to receive all base salary accrued but not paid through the date of death or disability, as the case may be, plus his pro rata portion of any bonus earned in accordance with the provisions of Section 3(c) hereof (such pro-ration to be based on the portion of the Bonus Period elapsed upon such termination).

     6. Confidentiality; Nonsolicitation; Noncompetition.

     (a) The Executive acknowledges the time and expense incurred by Direct Insite and the Company and their respective predecessors and affiliates in connection with developing proprietary and confidential information in connection with their business and operations. The Executive agrees that he will not divulge, communicate, use to the detriment of Direct Insite or the Company or any of their subsidiaries or affiliates (collectively the "Companies") or for the benefit of any other person, firm or entity, or misappropriate in any way, any confidential information or trade secrets relating to the Companies or any of their businesses including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analyses, acquisition terms and conditions, personnel information, trade processes, manufacturing methods, know-how, customer lists and relationships, supplier lists, or other non-public proprietary and confidential information relating to the Companies; provided that the following will not constitute such confidential information or trade secrets for purposes of this agreement: (a) information which is or becomes generally available to the public other than as a result of its disclosure, directly or indirectly, by the Executive, and (b) information which is required to be and actually is disclosed by the Company solely as required by law.

     (b) From and after the date hereof and until two years after the termination of the Executive's employment hereunder, the Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage or retain any person who at any time during the

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

then-preceding 12-month period shall have been an employee of any of the Companies or contact any supplier, customer or employee of any of the Companies for the purpose of soliciting or diverting any such supplier, customer or employee from the Companies or otherwise interfering with the business relationship of the Companies with any of the foregoing.

     (c) From and after the date hereof and until two years after the termination of the Executive's employment hereunder, the Executive shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or consultant or advisor to, or in any other capacity, or in any manner own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in, directly or indirectly, any activity that is competitive with any business of the Companies as then conducted in the United States or Europe within 500 miles of any facility of the Companies or of any material customer of the Companies; provided, however, that, notwithstanding the foregoing, the Executive may own up to 2% of the voting securities of any publicly-traded company.

     (d) The Executive acknowledges that his employment hereunder and agreements herein (including the agreements of this section 6) are reasonable and necessary for the protection of the Companies and are an essential inducement to the Company's and Direct Insite's entering into the Merger Agreement and related agreements. Accordingly, the Executive shall be bound by the provisions hereof (including the provisions of this section 6) to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

     (e) The Executive acknowledges that the services to be rendered under the provisions of this agreement are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof the Executive agrees and consents that if he violates the provisions of this section 6, the Company, in addition to any other rights and remedies available under this agreement or otherwise, shall be entitled to an injunction to be issued or specific enforcement to be required (without the necessity of any bond) restricting the Executive from committing or continuing any such violation.

     7. Amendment and Modification. This agreement may not be amended, modified or changed except in a writing signed by the party against whom such amendment, modification or change is sought to be enforced.

     8. Waiver of Compliance; Consents. Except as otherwise provided in this agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this section 8.


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
     9. Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor or (ii) certified or registered mail, postage paid, return receipt requested, (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

     (a) If to the Company, to:

                Direct Insite Corp.
                80 Orville Drive
                Bohemia, NY  11716
                Attention:  Warren Wright
                Facsimile No.: (631) 563-8085

        with a copy to:

                Jenkens & Gilchrist Parker Chapin LLP
                The Chrysler Building
                405 Lexington Avenue
                New York, NY  10174
                Attention:  Gary J. Simon
                Facsimile No.:  (212) 704-6288

        (b) If to the Executive, to:

                The address set forth beneath his signature hereto.

        with a copy to:

                Fulbright & Jaworski LLP
                2200 Ross Avenue, Suite 2800
                Dallas, Texas  75201-2784
                Attention:  David E. Morrison
                Facsimile No. 214-855-8200

     10. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and Direct Insite to the extent expressly provided herein and their respective successors and assigns. Successors of the Company or Direct Insite, respectively, shall include, without limitation, any person acquiring, directly or indirectly, all or substantially all of the assets of the Company or Direct Insite, respectively, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereof be deemed "the Company" or "Direct Insite," as the case may be, for the purposes hereof.

     11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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
     12. Entire Agreement. This agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to those matters. There are no promises, representations, warranties, covenants or undertakings other than those set forth herein.

                                PLATINUM ACQUISITION CORP.


                                By: /s/______________________________
                                    Name:
                                    Title:

                                    /s/______________________________
                                              Kevin Ford

                                    Address:
                                        ______________________________
                                        ______________________________
                                        ______________________________
                                        Telecopier No.: (___) ___-____
AGREED AS TO SECTION 3(f):

DIRECT INSITE CORP.


By:     /s/______________________
Name:
Title:



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